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                                                                       EXHIBIT 3

                                VOTING AGREEMENT

    VOTING AGREEMENT, dated as of October 24, 2000 (this "AGREEMENT"), among the stockholders listed on the signature pages hereto (collectively, the "STOCKHOLDERS" and each individually, a "STOCKHOLDER"), Bluestone
Software, Inc., a Delaware corporation (the "COMPANY"), and Hewlett-Packard Company, a Delaware corporation ("PARENT"). Capitalized terms used and not otherwise defined herein shall have the respective meanings assigned to them in the Merger Agreement referred to below.

    WHEREAS, as of the date hereof, each Stockholder owns of record and beneficially shares of capital stock of the Company, as set forth opposite such Stockholder's name on Schedule I hereto (such shares, or any other voting or equity of securities of the Company hereafter acquired by any Stockholder prior to the termination of this Agreement, being referred to herein collectively as the "SHARES");

    WHEREAS, concurrently with the execution of this Agreement, Parent and the Company are entering into an Agreement and Plan of Merger, dated as of the date hereof (the "MERGER AGREEMENT"), pursuant to which, upon the terms and subject to the conditions thereof, a subsidiary of Parent will be merged with and into the Company, and the Company will be the surviving corporation (the "MERGER"); and

    WHEREAS, as a condition to the willingness of Parent to enter into the Merger Agreement, Parent has required that the Stockholders agree, and in order to induce Parent to enter into the Merger Agreement, the Stockholders are willing to agree, to vote in favor of adopting the Merger Agreement and approving the Merger, upon the terms and subject to the conditions set forth herein.

    NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereby agree, severally and not jointly, as follows:

    SECTION 1.  DEFINITIONS.  For purposes of this Voting Agreement:

        (a) As used in this Agreement, "TAKEOVER PROPOSAL" shall mean any tender or exchange offer involving the Company or any Subsidiary of the Company, any proposal for a merger, consolidation or other business combination involving the Company or any Subsidiary of the Company, any proposal or offer to acquire in any manner an interest in excess of 15% of the outstanding equity securities of, or a substantial portion of the business or assets of, the Company or any Subsidiary of the Company, any proposal or offer with respect to any recapitalization or restructuring with respect to the Company or any Subsidiary of the Company or any proposal or offer with respect to any other transaction similar to any of the foregoing with respect to such the Company or any Subsidiary of the Company, other than pursuant to the transactions to be effected pursuant to the Merger Agreement.

        (b) "BENEFICIALLY OWN" or "BENEFICIAL OWNERSHIP" with respect to any securities shall mean having "beneficial ownership" of such securities (as determined pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT")), including pursuant to any agreement, arrangement or understanding, whether or not in writing; provided that such beneficial ownership shall be limited to securities (not including those that the Person (as defined in the Exchange Act) has a right to acquire within 60 days unless so acquired) over which such Person has sole or shared voting power. Without duplicative counting of the same securities by the same holder, securities Beneficially Owned by a Person shall include securities Beneficially Owned by all other Persons with whom such Person would constitute a "group" within the meaning of Section 13(d)(3) of the Exchange Act and over which such Person has sole or shared voting power.

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    SECTION 2.  VOTING OF SHARES.

        (a) Each Stockholder covenants and agrees that until the termination of this Agreement in accordance with the terms hereof, at the meeting of the Company's stockholders to consider the Merger Agreement and the Merger or any other meeting of the stockholders of the Company, however called, and in any action by written consent of the stockholders of the Company, such Stockholder will vote, or cause to be voted, all of his, her or its respective Shares
(i) in favor of adoption of the Merger Agreement and approval of the Merger contemplated by the Merger Agreement, as the Merger Agreement may be modified or amended from time to time in a manner not adverse to such Stockholder, and
(ii) against any other Takeover Proposal.

        (b) Each Stockholder hereby irrevocably grants to, and appoints, Parent, and any individual designated in writing by it, and each of them individually, as its proxy and attorney-in-fact (with full power of substitution), for and in its name, place and stead, to vote his, her or its Shares at any meeting of the stockholders of the Company called with respect to any of the matters specified in, and in accordance and consistent with this Section 2. Each Stockholder understands and acknowledges that Parent is entering into the Merger Agreement in reliance upon the Stockholder's execution and delivery of this Agreement. Each Stockholder hereby affirms that the irrevocable proxy set forth in this
Section 2(b) is given in connection with the execution of the Merger Agreement, and that such irrevocable proxy is given to secure the performance of the duties of such Stockholder under this Agreement. Except as otherwise provided for herein, each Stockholder hereby (i) affirms that the irrevocable proxy is coupled with an interest and may under no circumstances be revoked,
(ii) ratifies and confirms all that the proxies appointed hereunder may lawfully do or cause to be done by virtue hereof and (iii) affirms that such irrevocable proxy is executed and intended to be irrevocable in accordance with the provisions of Section 212(e) of the Delaware General Corporation Law. Notwithstanding any other provisions of this Agreement, the irrevocable proxy granted hereunder shall automatically terminate upon the termination of this Agreement.

    SECTION 3. TRANSFER OF SHARES. Each Stockholder covenants and agrees that such Stockholder will not directly or indirectly, (a) sell, assign, transfer (including by merger, testamentary disposition, interspousal disposition pursuant to a domestic relations proceeding or otherwise by operation of law), pledge, encumber or otherwise dispose of any of the Shares, (b) deposit any of the Shares into a voting trust or enter into a voting agreement or arrangement with respect to the Shares or grant any proxy or power of attorney with respect thereto which is inconsistent with this Agreement or (c) enter into any contract, option or other arrangement or undertaking with respect to the direct or indirect sale, assignment, transfer (including by merger, testamentary disposition, interspousal disposition pursuant to a domestic relations proceeding or otherwise by operation of law) or other disposition of any Shares. Notwithstanding the foregoing, any Stockholder may sell, assign or transfer all or any part of its Shares to any director, officer, stockholder, partner or affiliate of such Stockholder provided that the transferee thereof agrees to and becomes bound by this Agreement as a Stockholder by executing a counterpart hereof.

    SECTION 4. REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS. Each Stockholder on its own behalf hereby severally (but not jointly) represents and warrants to Parent with respect to itself and its, his or her ownership of the Shares as follows:

        (a) OWNERSHIP OF SHARES. On the date hereof, the Shares are Beneficially Owned by Stockholder or its nominee. Stockholder has full voting power, with respect to all of the Shares. Such Stockholder is the record and Beneficial Owner.

        (b) POWER, BINDING AGREEMENT. Stockholder has the legal capacity, power and authority to enter into and perform all of its obligations, under this Agreement. The execution, delivery and performance of this Agreement by Stockholder will not violate any agreement to which Stockholder is a party, including, without limitation, any voting agreement, stockholders' agreement, partnership

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agreement or voting trust other than such violations which individually or in the aggregate do not materially impair the ability of Stockholder to perform its obligations hereunder. This Agreement has been duly and validly executed and delivered by Stockholder and constitutes a valid and binding obligation of Stockholder, enforceable against Stockholder in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

        (c) NO CONFLICTS. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby will not, conflict with or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, any provision of any loan or credit agreement, note, bond, mortgage, indenture, lease, or other agreement, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Stockholder or any of its properties or assets, other than such conflicts, violations or defaults or terminations, cancellations or accelerations which individually or in the aggregate do not materially impair the ability of Stockholder to perform its obligations hereunder.

    SECTION 5. NO SOLICITATION. Prior to the termination of this Agreement in accordance with its terms, each Stockholder agrees, in its individual capacity as a stockholder of the Company, that it will not, nor will it authorize or permit any of its employees, agents and representatives to, directly or indirectly, (a) initiate, solicit or encourage any inquiries or the making of any Takeover Proposal, (b) enter into any agreement with respect to any Takeover Proposal, or (c) participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Takeover Proposal, except to the extent that any such action is permitted by Section 6.6(a) of the Merger Agreement.

    SECTION 6. TERMINATION. This Agreement, including without limitation the representations and warranties in Section 4, shall terminate upon the earliest to occur of (i) the Effective Time or (ii) any termination of the Merger Agreement in accordance with the terms thereof; provided that no such termination shall relieve any party of liability for a willful breach hereof prior to termination.

    SECTION 7. SPECIFIC PERFORMANCE. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.

    SECTION 8. FIDUCIARY DUTIES. Each Stockholder is signing this Agreement solely in such Stockholder's capacity as an owner of his, her or its respective Shares, and nothing herein shall prohibit, prevent or preclude such Stockholder or its affiliate from taking or not taking any action in his or her capacity as an officer or director of the Company, including the recommendation of the Merger Agreement, to the extent not in breach of the Merger Agreement.

    SECTION 9.  MISCELLANEOUS.

        (a) This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, between the parties with respect thereto. This Agreement may not be amended, modified or rescinded except by an instrument in writing signed by each of the parties hereto.

        (b) If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good

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faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in a mutually acceptable manner in order that the terms of this Agreement remain as originally contemplated to the fullest extent possible.

        (c) This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to the principles of conflicts of law thereof.

        (d) This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

        (e) The obligations and liabilities of the Stockholders under this Agreement shall be several and not joint.

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    IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be signed individually or by its respective duly authorized officer as of the date first written above.

                                                      HEWLETT-PACKARD COMPANY

                                                      By: --------------------------------------------
                                                      Name: -----------------------------------------
                                                      Title:
                                                      ------------------------------------------

                                                      BLUESTONE SOFTWARE, INC.

                                                      By: --------------------------------------------
                                                      Name: -----------------------------------------
                                                      Title:
                                                      ------------------------------------------

                                                      STOCKHOLDERS:

                                                      Signature --------------------------------------

                                                      Print Name: ------------------------------------

                                                      Signature --------------------------------------

                                                      Print Name: ------------------------------------

                                                      Signature --------------------------------------

                                                      Print Name: ------------------------------------

                                                      Signature --------------------------------------

                                                      Print Name: ------------------------------------

                                                      Signature --------------------------------------

                                                      Print Name: ------------------------------------

                                                      Signature --------------------------------------

                                                      Print Name: ------------------------------------

                                                      Signature --------------------------------------

                                                      Print Name: ------------------------------------

                                                      Signature --------------------------------------

                                                      Print Name: ------------------------------------

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